Certificate of Incorporation

                                       of

                          ROCHARD IMPORTS INCORPORATED

               under Section 402 of the Business Corporation Law


                                          Filed By  CYMROT, WOLIN & SIMON

                                          Office and Post Office Address

                                                  660 Madison Avenue
                                                  New York, N.Y. 10021

                                                  STATE OF NEW YORK
                                                  DEPARTMENT OF STATE

                                                  TAX $10
                                                  FILING FEE $50

                                                  FILED OCT 31 1972

                                                  /s/ John P. Lorenzo
                                                  Secretary of State